Exhibit 99.1

RGS Energy Announces Public Offering of Common Stock and Warrants to Purchase Common Stock

LOUISVILLE, CO, June 25, 2015 – RGS Energy (NASDAQ: RGSE) today announced that it commenced a public offering of up to $5 million of units consisting of its Class A common stock and Series F common stock warrants. WestPark Capital, Inc. serves as exclusive placement agent in the offering on a “best efforts” basis.

The offering is being conducted pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Prospective investors should read the prospectus supplement and the accompanying prospectus and the other documents that RGS Energy has filed with the SEC for more complete information about RGS Energy and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering are available free of charge on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from the offices of WestPark Capital, Inc., 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, at (310) 834-9300 or syndicate@wpcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “intend,” “will,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to complete this offering, and such other factors as discussed in the prospectus supplement and the accompanying prospectus and the other documents that RGS Energy has filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media and Investor Relations Contact for RGS Energy:

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com